Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of May 1996
Distribution Date of June 17, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $52,517,903.77
Beginning Pool Factor                       0.1567687

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,168,839.42
  Interest Collected                      $390,454.69

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $69,303.81
Total Additional Deposits                  $69,303.81

Repos/Chargeoffs                           $17,445.57
Aggregate Number of Notes Charged Off              26

Total Available Funds                   $4,628,597.92

Ending Pool Balance                    $48,331,618.78
Ending Pool Factor                          0.1442724

Servicing Fee                              $43,764.92

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $6,729,661.25
  Target Percentage                              7.50%
  Target Balance                        $3,624,871.41
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(29,610.29)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             578,987.34      403
    31-60 days                             112,810.24       75
    60+ days                                17,918.89       16

    Total                                  709,716.47      412

  Balances:
    60+ days                               267,585.97       16

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            29,610.29
    Beginning Balance                   $6,729,661.25

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of May 1996

                                                              NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)  CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                100.00%           95.50%           4.50%
 Turbo Percentages                                       100.00%            0.00%           0.00%
 Coupon                                                   3.475%           4.475%          4.800%

Beginning Pool Balance           $52,517,903.77
Ending Pool Balance              $48,331,618.78

Collected Principal               $4,168,839.42
Collected Interest                  $390,454.69
Liquidation Proceeds/Recoveries      $69,303.81
Charge-Offs                          $17,445.57
Servicing                            $43,764.92

  Total Collections Available
    for Debt Service              $4,584,833.00

Beginning Balance                $41,267,566.03            $0.00   $37,030,592.44   $4,236,973.59

Interest Due                        $155,041.14            $0.00      $138,093.25      $16,947.89
Interest Paid                       $155,041.14            $0.00      $138,093.25      $16,947.89
Principal Due                     $4,186,284.99            $0.00    $3,997,902.17     $188,382.82
Principal Paid                    $4,186,284.99            $0.00    $3,997,902.17     $188,382.82
Turbo Principal                           $0.00            $0.00            $0.00           $0.00

Ending Balance                   $37,081,281.04            $0.00   $33,032,690.27   $4,048,590.77
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1685547734    0.3452500128

Total Distributions               $4,341,326.13            $0.00    $4,135,995.42     $205,330.71

Interest Shortfall                        $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00           $0.00

Excess Servicing                    $243,506.87

Beginning Reserve Account Balance $6,729,661.25
(Release)/Draw                      $(29,610.29)
Ending Reserve Account Balance    $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of May 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3             2              1
                              Jan 1996       Feb 1996        Mar 1996      Apr 1996       May 96

Beg. Pool Balance         $72,013,903.23  $66,059,024.32  $61,317,575.81  $56,847,775.99  $52,517,903.77


A) Loss Trigger:
Principal of Contracts
  Charged off                 $24,667.82      $26,418.37      $67,176.75     $125,611.36      $17,445.57
Recoveries                    $85,204.18      $64,361.46      $19,925.96     $167,300.87      $69,303.81

Total Charged off
  (Months 5,4,3)             $118,262.94
Total Recoveries
  (Months 3,2,1)              256,530.64
Net Loss/(Recoveries)
  for 3 Mos.               $ (138,267.70)(a)

Total Balance
  (Months 5,4,3)         $199,390,503.36(b)

Loss Ratio [(a/b)(12)]          -0.8321%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $450,764.60     $233,376.47     $267,585.97
  As % of Beginning
    Pool Balance                                               0.73513%        0.41053%        0.50951%
  Three Month Average                                          0.42788%        0.49300%        0.55172%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer